UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2006
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S.
EmployerIdentification No.)

5100 Tennyson Parkway,	75024
Suite 1200, Plano, Texas
(Address of principal executive	(Zip code)
offices)
Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
This Form 8-K describes modifications to the compensation arrangements for our executive officers and directors made at the December 6, 2006 Board of Directors meeting. The modifications include the awarding of cash bonuses for 2006, setting of base compensation for 2007, changes in the awards being made as long-term incentive grants to our eight executive officers, including the Named Executive Officers, and changes in director compensation. Otherwise the compensation arrangements and plans previously described in previous filings remain in place.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Directors’ Compensation Arrangements
At its meeting on December 6, 2006, the Board of Directors approved increasing their 2007 annual retainer fee to $40,000 from $35,000 a year, and approved an award of 2,000 shares of restricted stock on January 2, 2007 to each director, which balloon vest three years after that date. Additionally, the Board of Directors voted to increase the annual amount being paid to the Company’s non-executive Chairman of the Board for serving in that position from $5,000 per year to $20,000 per year.
Executive Officers’ Base Salaries
Effective January 1, 2007, the Chief Executive Officer’s base salary will be increased 10% over his current base salary, and the base salary of our other executive officers (including the Named Executive Officers) will increase 5% over their current base salaries. Base salaries for 2007 will be $451,894 for Gareth Roberts, $308,149 for Phil Rykhoek and Tracy Evans, and $253,575 for Mark Allen and Jim Sinclair.
The Compensation Committee of the Board of Directors does not consider factors relating to the Company’s performance in setting base salaries, but the Company’s performance does impact the magnitude of bonuses that are granted (see “Cash Bonus Grants to Executive Officers” below).
Cash Bonus Grants to Executive Officers
Since 1995, we have had a practice of paying cash bonuses to all of our employees and officers each year except in 1998, when no bonuses were paid. Since this practice began in 1995, we have paid cash bonuses ranging from 0% to 50% of base salary to our executive officers, depending on the Company’s results for that year, as determined by the Compensation Committee of our Board of Directors. This practice and the related methodology did not change in the awarding of bonuses for 2006.
Cash bonuses for 2006, to be paid in early January 2007, for our Chief Executive Officer and our other executive officers (including the Named Executive Officers), were set by the Compensation Committee at their December 6th meeting at 38.25% of each executive officer’s respective base salary, approximately 90% of the upper end of our normal range. Bonuses were not authorized at 100% of the upper end of the normal range because the Company will not meet several of its projected 2006 targets, most importantly those related to forecasted production. In the Compensation Committee’s view, 2006 bonuses would have been lower than the 90th percentile if bonuses had been based solely on Company performance, but they concluded that a somewhat lower bonus level would not have served the Company’s interest in retaining its employees given the current competitive pressures in the oil and gas industry. Bonuses for 2006 will be $157,136 for Gareth Roberts, $112,254 for Phil Rykhoek and Tracy Evans, and $92,374 for Mark Allen and Jim Sinclair.
Long-term Incentive Grants to Executive Officers
On December 6, 2006, the Compensation Committee agreed that on January 2, 2007, the Company will issue performance-based restricted stock units to our Company’s executive officers based upon Company performance for 2007, 2008 and 2009. This decision was ratified by the Board of Directors on the same date. These units will vest on March 31, 2010 when the Company’s various financial and operational results for 2009 will have been finalized. The restricted stock units will vest at varying levels ranging from 50% of the targeted number of units to 150% of the targeted number, depending upon the Company’s level of success in achieving five different performance targets. The targets chosen by the Compensation Committee are generally intended to be based upon controllable Company performance factors which for the most part would exclude the effect of changes in commodity prices. If circumstances beyond the control of the Company or management were to make some or all of these performance targets inappropriate in measuring the performance of the Company, the Company’s Board of Directors and/or Compensation Committee have retained discretion to make appropriate adjustments.
The five performance targets upon which the level of earning of restricted stock units will be based and the weighting assigned to each target are as follows:

	Min	Target	Max
Forecasted tertiary oil production	15%	25%	35%
Finding cost plus operating expenses plus G&A expense per BOE versus peer group	10%	20%	30%
Forecasted total corporate production	5%	15%	25%
Reserve replacement	5%	15%	25%
Governance, compliance, debt levels, and other discretionary factors	15%	25%	35%

Totals	50%	100%	150%
Each of the target levels will be determined and defined by the Compensation Committee prior to year-end 2006, or based upon year-end 2006 levels (for example, year-end 2006 reserves will serve as the baseline for the reserves replacement target) and in the case of peer group measures will be based upon publicly available information for those peers. Achievement of discretionary factors and confirmation of performance levels will be determined by the Compensation Committee. Performance at the maximum level for all five categories would result in the Company’s executive officers earning 150% of the restricted stock units; performance at the minimum level or below would result in the officers earning 50% of the awarded restricted stock units. Any portion of the restricted units which does not vest following the end of the three year measurement period will be forfeited. In the event of a change of control, the restricted stock units would vest at the mid-range (100%) target number. Definitive documentation for these restricted stock units is subject to completion and review and must be approved by the Compensation Committee and completed before the restricted stock unit awards are made.
At the 100% target vesting level, the number of restricted stock units to be granted to the Company’s executive officers is shown below:

Gareth Roberts	30,000
Phil Rykhoek	17,500
Tracy Evans	17,500
Mark Allen	12,500
Jim Sinclair	12,500
Ray Dubuisson	10,000
Robert Cornelius	5,562
Dan Cole	2,356
The restricted stock units awarded to Mr. Cornelius and Mr. Cole have been pro-rated for the length of time that they were with the Company during 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)

Date: December 12, 2006	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief Financial Officer